Exhibit 10.3

SECURITY AGREEMENT

Debtor:	Lender/Secured Party:
J.B. Hunt Transport, Inc.	SunTrust Bank
615 J.B. Hunt Corporate Drive	201 Fourth Avenue North
Lowell, AR 72745	Nashville, TN 37219

THIS SECURITY AGREEMENT (this “Agreement”) is entered into this 29th day of September, 2006, by and between J.B. Hunt Transport, Inc., a Georgia corporation with its principal offices located at the address set forth above (“Debtor”), and SunTrust Bank, a Georgia state banking corporation with offices located at the address set forth above, as Administrative Agent (“Administrative Agent”).

Reference is made to the Term Loan Agreement dated as of September 29, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Debtor, the Lenders from time to time party thereto, and Administrative Agent, as Administrative Agent for the Lenders and a Lender. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1.             Security Interest and Indebtedness.  Debtor hereby grants Administrative Agent a security interest in the property described on Exhibit A hereto (as updated or as amended from time to time in accordance with the terms hereof) (collectively, the “Collateral”), to secure prompt and full performance and payment of (a) all amounts due under the Credit Agreement; (b) all amounts that Administrative Agent may now or hereafter pay or advance at any time for taxes, insurance, repairs, maintenance or other protection with respect to the Collateral; and (c) all costs and expenses that Administrative Agent may incur in enforcing or protecting its rights with respect to the Collateral or the indebtedness secured by the Collateral, including attorneys’ fees (collectively, the “Indebtedness”).

2.             Representations and Warranties. Debtor hereby represents and warrants to Administrative Agent, as of the date that any Collateral is pledged to Administrative Agent by Debtor and thereafter, that (a) Debtor is the sole, true and lawful owner of the Collateral; (b) Debtor has a good unrestricted right to grant a security interest in the Collateral; (c) there are no advances, claims, liens, security interests or encumbrances against the Collateral except as granted to Administrative Agent or as otherwise allowable under the terms of the Credit Agreement; and (d) all descriptions of Collateral provided to Administrative Agent are true and accurate.

3.             Debtor’s General Covenants. Debtor hereby covenants and agrees that, until the Indebtedness has been paid in full, unless Debtor receives the prior written consent of Administrative Agent: Debtor shall: (a) keep the Collateral free from any liens, security interest or encumbrances except as permitted under the Credit Agreement, (b) maintain the Collateral in good order and repair, ordinary wear and tear excepted, (c) use the Collateral in accordance with all laws, regulations and orders, except to the extent that a failure to do so would not be reasonably likely to result in a Material Adverse Effect, (d) not sell, transfer, or dispose of any of the Collateral except as permitted under this Agreement or the Credit Agreement, and (e) pay when due all taxes and similar obligations that might result in a Lien on the Collateral if not paid.  Debtor agrees to execute additional documents and take such other actions (at its expense) as Administrative Agent may reasonably request from time to time to implement or evidence the terms of this Agreement.

4.             Sale and Replacement of Collateral.  The Debtor may not sell or otherwise dispose of any portion of the Collateral. Notwithstanding the foregoing sentence, the Debtor may sell any trailer which is damaged or destroyed in the ordinary course of business of Debtor and, if no Event of Default exists, Debtor may retain the proceeds of any such sale. If an Event of Default exists at the time of any such sale, all proceeds of such sale shall be paid to Administrative Agent to be applied to the Indebtedness. As specifically related to the trailers described on Attachment A-1 to Exhibit A, Debtor shall amend and restate said attachment on a quarterly basis by providing an amendment to this Agreement in substantially the form of Exhibit B attached hereto to Administrative Agent within fifteen (15) days after the end of each calendar quarter. Additionally, Debtor shall take all action necessary to comply with Section 5 hereof and the other terms and provisions contained herein in relation to any new or replacement Collateral reflected in such amendments.

5.             Perfection and Protection of Collateral.

(a)   General.  Upon the occurrence of an Event of Default, Debtor shall (at its sole expense) execute, obtain, deliver and (if applicable) file or record all financing statements, title applications and other title documents, and take all other actions, that are necessary to perfect or protect Administrative Agent’s security interest in the Collateral. Debtor hereby irrevocably appoints Administrative Agent as its attorney-in-fact, which appointment is coupled with an interest, to take any action that Administrative Agent may deem necessary to perfect and/or continue the perfection of its security interests and to protect the Collateral, including without limitation, the filing of any financing statements without Debtor’s signature as permitted by applicable law. Debtor agrees to pay, on demand, all costs, taxes and fees payable in connection with any such filings or recordings. Debtor shall give Administrative Agent at least ten (10) days prior written notice before retitling any Collateral from its present jurisdiction, and, upon the occurrence of an Event of Default, shall (at Debtor’s expense) promptly take all steps necessary or advisable to preserve continuously the perfection and priority of Administrative Agent’s security interests in the Collateral.

(b)   Titled Equipment. For each item of Collateral, the ownership of, or title to, which is evidenced by a certificate of title (the “Titled Equipment”), the Debtor shall list the jurisdiction in which each such item of Titled Equipment is registered or titled, and the vehicle identification number, or other appropriate serial number relating thereto, on Attachment A-1 to Exhibit A. Upon the occurrence of an Event of Default, the Debtor shall cause the lien of the Administrative Agent on such Titled Equipment to be noted on the certificate of title relating thereto. Thereafter, Debtor will, at all times, (i) maintain the registration and titling of each item of Titled Equipment in the jurisdiction set forth with respect thereto on Attachment A-1 to Exhibit A and (ii) cause the lien of the Administrative Agent on each item of Titled Equipment to be noted on the certificate of title relating thereto.

6.             Release of Collateral and Termination.  Upon the full and indefeasible payment of all Obligations (as defined in the Credit Agreement) and the termination of the Credit Agreement, the Administrative Agent, on behalf of Lenders, shall execute such documents and releases to evidence the termination of the Lien of this Agreement, at the cost and expense of Debtor.

7.             Inspection.  Debtor shall maintain adequate books and records pertaining to the Collateral and shall permit Administrative Agent to visit and inspect any of the Collateral and to examine Debtor’s books of record and accounts with respect to the Collateral, all at such reasonable times and as often as Administrative Agent may reasonably desire.

8.             Insurance.

(a)   Maintenance of Insurance. Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Administrative Agent. In addition, upon the occurrence of an Event of Default, all such insurance with respect to the Collateral shall be payable to the Administrative Agent as loss payee for the benefit of the Lenders and the Administrative Agent. Without limiting the foregoing, Debtor will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law, (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of Debtor and business interruption insurance and (iv) list and maintain the Administrative Agent as an additional insured with respect to all such casualty and liability insurance policies.

(b)   Insurance Proceeds. The proceeds of any casualty insurance shall, (a) so long as no Default or Event of Default has occurred and is continuing, be disbursed to Debtor for direct application by Debtor solely to the repair or replacement of Debtor’s property so damaged or destroyed and (b) in all other circumstances, be applied to the Obligations.

(c)   Continuation of Insurance. All policies of insurance shall provide for at least thirty (30) days prior written cancellation notice to the Administrative Agent. In the event of failure by Debtor to provide and maintain insurance as herein provided, the Administrative Agent may, at its option, provide such insurance and charge the amount thereof to the Debtor. Debtor shall furnish the Administrative Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

9.             Debtor’s Use of the Collateral. As long as no Event of Default has occurred,  Debtor may use the Collateral in the ordinary course of Debtor’s business, subject to any conditions set forth in this Agreement. Upon the occurrence of an Event of Default, Debtor’s right to so use the Collateral shall terminate until further written notice from Administrative Agent.

10.          Remedies. Upon the occurrence and continuation of an Event of Default (as defined in the Credit Agreement), Administrative Agent shall be entitled to exercise any or all of the rights and remedies available at law or in equity, including the rights and remedies of a secured party under the applicable Uniform Commercial Code (the “Code”). Administrative Agent’s rights and remedies include the right and power to sell, at public or private sale or sales, or otherwise collect, dispose of or use all or any portion of the Collateral and any part or parts thereof in any manner authorized or permitted under the Code. Administrative Agent may apply the proceeds thereof toward payment of the Indebtedness and toward payment of any costs and expenses (including attorneys’ fees and legal expenses) incurred by Administrative Agent in connection with any collection, sale or disposition of Collateral, in such order or manner as Administrative Agent may elect in its sole discretion. Additionally, and as an essential part of the bargained-for consideration running to Administrative Agent and to the extent permitted by applicable law, Debtor hereby expressly grants to Administrative Agent the contractual right to purchase any or all of the Collateral at private sale any time after ten (10) days’ notice of such sale has been sent to Debtor by Administrative Agent. Upon Administrative Agent’s demand following an Event of Default, Debtor agrees to assemble the Collateral at its usual place of business, or at such other location as Administrative Agent may reasonably designate, and make it available to Administrative Agent. To the extent that notice of sale is required by applicable law, Debtor agrees that notice given as provided in Section 15(a) hereof, at least ten (10) days before the date of the proposed public sale or disposition or the date after which a private sale may be made shall be deemed reasonable and shall fully satisfy any requirement of giving of notice. Administrative Agent may postpone and reschedule any proposed sale at its option without the necessity of giving Debtor further notice of such fact as long as the rescheduled sale occurs within sixty (60) days of the originally scheduled sale. All recitals in any instrument of assignment or any other document executed by Administrative Agent incident to sale, transfer, assignment or other disposition or use of any Collateral hereunder shall be sufficient to establish full legal propriety of the sale or other action taken by Administrative Agent or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action shall be conclusively presumed to have been performed or to have occurred.

11.          Debtor Waivers.  Except as expressly provided herein, and to the fullest extent permitted by law, Debtor hereby waives (i) presentment, demand and protest and notice of presentment, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Administrative Agent on which Debtor may in any way be liable and hereby ratifies and confirms whatever Administrative Agent may do in this regard; (ii) notice prior to taking possession or control of the Collateral or any bond or security that might be required by any court before allowing Administrative Agent to exercise any of Administrative Agent’s remedies, including the issuance of an immediate writ of possession, except as expressly required herein; (iii) any marshalling of assets, or any right to compel Administrative Agent to resort first or in any particular order to any other collateral or other entities before enforcing its rights as to the Collateral or pursuing Debtor for payment of the Indebtedness; (iv) the benefit of all valuation, appraisement and exemption laws; (v) notice of acceptance hereof; (vi) any right to require Administrative Agent to terminate its security interest in the Collateral before both termination of this Agreement and payment in full of the Indebtedness; and (vi) any claims and defenses based on principles of suretyship or impairment of collateral. Debtor acknowledges that the foregoing waivers are a material inducement to Administrative Agent’s entering into this Agreement and that Administrative Agent is relying upon the foregoing waivers in its future dealings with Debtor.

12.          General Authority. Effective immediately but exercisable by Administrative Agent (or its designee) only upon an Event of Default, Debtor hereby irrevocably appoints Administrative Agent (or its designee) as Debtor’s true and lawful attorney-in-fact, which appointment is hereby coupled with an interest, with full power of substitution, in Administrative Agent’s name or Debtor’s name or otherwise, for Administrative Agent’s sole use and benefit, but at Debtor’s cost and expense, to exercise at any time and from time to time all or any of the following powers with respect to all or any of the Collateral: (a) to receive, take, endorse, assign and/or deliver any documents relating to the Collateral; and (b) in general, to do all things necessary to perform the terms of this Agreement and to take any action or proceedings that Administrative Agent deems necessary or appropriate to protect and preserve Administrative Agent’s security interest in the Collateral. In any event, however, Administrative Agent’s exercise of or failure to exercise any such authority shall in no manner affect Debtor’s liability to Administrative Agent hereunder or in connection with the Indebtedness; Administrative Agent shall be under no obligation or duty to exercise any of the powers hereby conferred upon Administrative Agent; and Administrative Agent shall have no liability for any act or failure to act in connection with any of the Collateral.

13.          Administrative Agent’s Powers and Limited Duties. Administrative Agent shall have no liability or responsibility for any diminution in the value of the Collateral from any cause whatsoever. Administrative Agent shall be under no duty to collect any amount that may be or become due on any of the Collateral, to redeem or realize on Collateral, to make any presentments, demands or notices of protest in connection with any of the Collateral, to take any steps necessary to preserve rights in any instrument, contract or lease against third parties or to preserve rights against prior parties, to remove any liens or to do anything for the enforcement, collection or protection of Collateral, except to the extent, if any, that the Code requires Administrative Agent to use reasonable care with respect to Collateral while in its possession. Debtor agrees to pay all taxes, charges, transfer fees and assessments against the Collateral and to do all things necessary to preserve and maintain the value and collectibility thereof. On Debtor’s failure to so do, Administrative Agent may, after giving Debtor written notice of its intention to do so, make such payments and advance such sums on account thereof as Administrative Agent, in its sole discretion, deems desirable. Debtor agrees to reimburse Administrative Agent immediately upon demand for all such payments and advances plus interest thereon at the maximum rate allowed by applicable law. All such amounts shall be part of the Indebtedness.

14.          Construction, Definitions and Usage.

(a)   Defined Terms; UCC Terms. In addition to other words and terms defined in this Agreement (including the Exhibits), the following terms have the following meanings herein, unless the context expressly requires otherwise. The term “business day” means any day other than a Saturday, Sunday or day on which commercial banks are authorized to close under the laws of the State of New York or the State of Georgia. The term “entity” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity. The terms “includes” and “including” and words of similar import are inclusive and not exclusive terms, and are not intended to create any limitation. All defined terms apply to both singular and plural forms, and all references to any gender include all other genders. Terms used in this Agreement that are defined in the Uniform Commercial Code as adopted in the State of Tennessee (the “Code”) shall have the same meanings herein, except as otherwise expressly provided or amplified (but not limited) herein.

(b)   Captions; Exhibits; Severability. The captions in this Agreement are for convenience only, and in no way limit or amplify the provisions hereof. All Exhibits and Schedules attached hereto are by reference made a part hereof. This Agreement is severable, and the invalidity of any provision shall not affect any other provision hereof.

(c)   References to Documents and Laws. All defined terms and references as to any agreements, notes, instruments, certificates or other documents shall be deemed to refer to such documents as they may from time to time be amended, modified, renewed, extended, replaced, restated, supplemented or substituted. Unless otherwise provided, all references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations.

15.          General Provisions.

(a)   Notices. All notices and communications required under this Agreement shall be given in accordance with the terms of the Credit Agreement.

(b)   Successors and Assigns. Debtor shall not assign its rights or delegate its duties under this Agreement. Debtor’s covenants and agreements herein shall bind Debtor’s successors and assigns and shall inure to the benefit of Administrative Agent and its successors and assigns.

(c)   Amendments and Waivers. This Agreement may not be modified or amended except in writing signed by Debtor and Administrative Agent, and none of its provisions may be waived except in writing signed by Administrative Agent. [All additional and/or substitute Collateral shall be added pursuant to an amendment executed by Debtor and Administrative Agent in substantially the form attached as Exhibit B.]  No waivers shall be implied, whether from any custom or course of dealing or any delay or failure in Administrative Agent’s exercise of its rights and remedies hereunder or otherwise. Any waiver granted by Administrative Agent shall not obligate Administrative Agent to grant any further, similar, or other waivers.

(d)   Remedies.  All remedies provided to Administrative Agent herein are cumulative, in addition to all other remedies available to Administrative Agent at law or in equity or otherwise, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

(e)   Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Tennessee (without regard to its rules on conflicts of laws), except to the extent, if any, that the location of the Debtor or the Collateral may require the application of other law to govern the perfection of security interests in the Collateral.

(f)    Counterparts.  This Agreement may be executed in any number of counterparts (by facsimile transmission or otherwise), and each shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(g)   Entire Agreement; No Oral Representations. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, superseding any and all other agreements, promises or representations existing prior to or made simultaneously with this Agreement.

ENTERED INTO as of the date first written above.

Lender:		Debtor:

SUNTRUST BANK		J. B HUNT TRANSPORT, INC.

By:	/s/ William H. Crawford	By:	/s/ Jerry W. Walton
Print Name:	William H. Crawford	Print Name:	Jerry W. Walton
Title:	Director	Title:	Chief Financial Officer

Address for Notices:	Address for Notices:

201 Fourth Avenue North, Second Floor	615 J.B. Hunt Corporate Drive
Nashville, TN 37219	Lowell, AR 72745
Telecopy #:615-748-5269	Telecopy #:479-820-8896
Telephone #:615-748-4629	Telephone #:479-820-8762
Attention: Bill Crawford	Attention: David Chelette
Email: bill.crawford@suntrust.com	Email: david_chelette@jbhunt.com

EXHIBIT A

Debtor:	Administrative Agent/Secured Party:

J.B. Hunt Transport, Inc.	SunTrust Bank
615 J.B. Hunt Corporate Drive	201 Fourth Avenue North
Lowell, AR 72745	Nashville, Tennessee 37219

The Collateral includes, and Guarantor hereby grants to Administrative Agent a security interest in and to, all of Guarantor’s right, title and interest in the following property, all whether presently existing or hereafter acquired and wherever located, and all additions, substitutions, replacements extensions, amendments, attachments and accessions thereto:

1.             All trailers owned by Debtor which are described in Attachment A-1, together with all substitutes therefore from time to time as supplemented and amended pursuant to Exhibit B.

2.             All proceeds (including insurance proceeds) of any and all of the foregoing and any insurance policies covering such Collateral.

ATTACHMENT A-1

[EXHIBIT B

AMENDMENT TO SECURITY AGREEMENT

This Security Agreement is entered into this        day of                       , 20       by and between J.B. Hunt Transport, Inc. (the “Guarantor”) and SunTrust Bank (the “Administrative Agent”).

RECITALS:

A.            Guarantor and Administrative Agent have previously executed that certain Security Agreement dated as of September      , 2006 (as such may be amended and/or restated from time to time, the “Security Agreement”).

B.            Guarantor and Administrative Agent desire to amend the Security Agreement to add additional Collateral or to substitute Collateral as described on Exhibit A to the Security Agreement.

NOW, THEREFORE, Guarantor and Administrative Agent agree as follows:

1.             Amendment of Collateral.  Guarantor and Administrative Agent agree that Attachment A-1 to Exhibit A of the Security Agreement is hereby amended by substituting the Attachment A-1 attached hereto in lieu of the prior Attachment A-1.  The substitute Attachment A-1 attached hereto is hereby incorporated by reference into the Security Agreement and the property therein shall be Collateral as defined in the Security Agreement.

2.             No Other Amendment.  Except as specifically set forth herein, no other amendment, modification or release is made pursuant to this Amendment.

IN WITNESS WHEREOF, the undersigned, by and through their duly authorized officers hereby execute this Amendment as of the day and date first set forth above.

J.B. HUNT TRANSPORT, INC.

By:

Title:

SUNTRUST BANK, as Administrative Agent
for Lenders

By:

Title: